UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Merger Agreement between Cala Energy Corporation, Inc. ("Cala") and Lingerie Fighting Championships, Inc. ("LFC"). Immediately after the Merger consummation, the Company plans to change its name to Lingerie Fighting Championships, Inc. Of the then outstanding shares (19,674,697), 16,750,000 shares will be owned by LFC and the remaining 2,924,697 shares will be held by the existing shareholders of Cala Energy Corporation, Inc.

On March 6, 2015, Cala Energy Corporation, Inc. completed a 1-for-800 reverse stock split of outstanding common stock, par value $0.001 per share ("Common Stock") whereby, each eight hundred (800) shares of Cala's outstanding Common Stock was exchanged for one (1) share of new Common Stock (the "Reverse Stock Split"). As a result, 339,757,357 shares of Common Stock outstanding immediately prior to the Reverse Stock Split became 424,697 shares of new Common Stock outstanding immediately thereafter. Share and per share numbers in this report relating to the Company's Common Stock have been adjusted to give effect to this Reverse Stock Split, unless otherwise stated.

At the closing of the LFC Acquisition, pursuant to the Exchange Agreement:

•
all 11,500,000 shares of common stock, par value $0.0001 per share, of LFC ("LFC Common Stock"), along with the additional 5,250,000 shares issuable upon conversion of the LFC's 5% Convertible Notes, were exchanged and converted for 16,750,000 shares of our Common Stock, approximately 85.14% of our outstanding Common Stock;

•
simultaneously with the closing of the LFC Acquisition, we closed a private placement offering (the "PPO") of 2,500,000 shares of our Common Stock, at a purchase price of $0.08 per share or aggregate gross proceeding of $200,000 (the "PPO Shares"), representing 12.71% of our outstanding Common Stock. Upon the closing of the PPO financing, $36,000 of the $200,000 gross proceeds raised pursuant to the sale of PPO Shares were used to repay and discharge our obligations under the Senior Notes.

•
the 424,697 shares of our Common Stock issued and outstanding immediately prior to the LFC Acquisition and PPO financing, now only reflect approximately 2.16% of our outstanding Common Stock as a result of the said transactions;

An aggregate of 19,674,697 shares of our Common Stock were outstanding immediately as after the LFC Acquisition and PPO Shares referred to above.

After the merger, Lingerie Fighting Championships, Inc. will own 85.14% the then outstanding shares of Cala Energy Corporation, Inc.

The Merger will be accounted for as a "reverse merger" and recapitalization since, immediately following the completion of the transaction, the holders of Lingerie Fighting Championships, Inc.'s stock will have effective control of Cala Energy Corporation, Inc. In addition, Lingerie Fighting Championships, Inc. will have control of the combined entity through control of the Board by designating all board seats to be held by the existing board of Lingerie Fighting Championships, Inc. Additionally, all of Lingerie Fighting Championships, Inc.'s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, Lingerie Fighting Championships, Inc. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Cala Energy Corporation, Inc. Accordingly, Lingerie Fighting Championships, Inc.'s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company's assets, liabilities and results of operations will be consolidated with Cala Energy Corporation, Inc. effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

The unaudited pro forma combined balance sheet as of February 28, 2015 as well as the unaudited combined statements of operations for the period from July 21, 2014  (inception) through December 31, 2014 and the year ended February 28, 2015, presented herein, gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments within the Stockholder's Equity section that are directly attributable to the transaction.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Lingerie Fighting Championships, Inc. and Cala Energy Corporation, Inc. been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical combined financial statements of Cala Energy Corporation, Inc. included herein, and the historical financial statements of Cala Energy Corporation, Inc. included in its Annual Report on Form 10-K for the year ended February 28, 2014.

Cala Energy Corporation, Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	Lingerie
	Fighting	Cala Energy
	Championships, Inc.	Corp.			Pro Forma
	February 28, 2015	February 28, 2015	Adjustments	Adjustments	(Combined)

ASSETS
Current assets:
Cash and cash equivalents	$4,638	$3,551	B	$163,900	$172,089

Total assets	$4,638	$3,551		$163,900	$172,089

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expense	$881	$36,100	B	$(36,100)	$881
Convertible loans	5,250	-	B	(5,250)	-
Total current liabilities	6,131	36,100		(41,350)	881

Stockholders' deficit:
Common stock	1,150	42	A,B	18,483	19,675
Additional paid-in capital	65	8,792,660	A, B,C	(8,638,484)	154,241
Accumulated deficit	(2,708)	(8,825,251)	C	8,825,251	(2,708)
Total stockholders' deficit	(1,493)	(32,549)		205,250	171,208
Total liabilities and stockholders' deficit	$4,638	$3,551		$163,900	$172,089

See Notes and Assumptions to Unaudited Pro Forma Combined Financial Statements.

Cala Energy Corporation, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
 Unaudited

	Lingerie
	Fighting
	Championships, Inc.	Cala Energy
	July 21, 2014	Corp.
	(inception) through	For the year ended			Pro Forma
	December 31, 2014	February 28, 2015	Adjustments		(Combined)

Revenue	$3,113	$8,000		$(8,000)	$3,113
Cost of Sales	600	-			600
Gross profit	2,513	8,000		(8,000)	2,513

Operating expenses
General and administrative	264	130,756		-	131,020
Income from operations	2,249	(122,756)		(8,000)	(128,507)

Provision for income taxes	765	-			765

Net Income	$1,484	$(122,756)	$		$(129,272)

Basic and diluted weighted average net income (loss) per share
attributable to LFC's common stockholders:	$0.00	$(0.29)	$		$(0.00)

Basic and diluted weighted average shares outstanding	9,825,949	424,697		19,250,000	19,674,697

See Notes and Assumptions to Unaudited Pro Forma Combined Financial Statements.

NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)

(A)  On March 6, 2015, Cala Energy Corporation, Inc. completed a 1-for-800 reverse stock split of outstanding common stock, par value $0.001 per share ("Common Stock") whereby, each eight hundred (800) shares of Cala Energy Corporation, Inc.'s outstanding Common Stock was exchanged for one (1) share of new Common Stock (the "Reverse Stock Split"). All references have been adjusted retroactively for the stock split.

(B) At the closing of the LFC Acquisition, pursuant to the Exchange Agreement:

•	all shares of LFC Common Stock (including shares of LFC Common Stock issuable upon conversion of certain LFC Convertible Notes) issued and outstanding immediately prior to the closing of the LFC Acquisition were exchanged on a one-for-one basis into an aggregate of 16,750,000 shares of our Common Stock or approximately 85.14% of our outstanding Common Stock;
•	the investors to our PPO financing upon the closing of the LFC Acquisition received an aggregate of 2,500,000 shares of our Common Stock or approximately 12.7% of our outstanding Common Stock;
•	the 424,697 shares of our Common Stock issued and outstanding immediately prior to the LFC Acquisition and PPO financing, now only reflect approximately 2.16% of our outstanding Common Stock as a result of the said transactions;

(C) To eliminate the accumulated deficit of Cala Energy Corporation, Inc. (the accounting acquiree).

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after February 28, 2015 by both Lingerie Fighting Championships, Inc. and Cala Energy Corporation, Inc. to consummate the Reverse Merger, except as noted above.  Merger costs include fees payable for legal fees and accounting fees and are estimated to be approximately $xxx.  Such costs will be expensed as incurred.